UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2007

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ZULU ENERGY CORP.

(Name of Small Business issuer in its charter)

                   COLORAD0                           000-52272              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1428 Second Avenue
Suite 2C
New York, NY 10028

 (Address of principal executive offices)

(718) 909-5080

(Registrant’s telephone number)

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 Item 5 02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On  March 4, 2007 the Board of Directors of the registrant passed unanimously a resolution appointing two news directors and accepting the resignation of one director.

Appointed as directors:  Pierre Besuchet of Geneva, Switzerland; and

   Abdul Majeed Al-Fahim, Dubai, UAE.

The Board of Directors also accepted the resignation of Peter Hodyno as a director and Secretary of the registrant.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2007

Global Sunrise, Inc.

/s/ Brant E. Hodyno

Brant E. Hodyno,   President, Secretary Treasurer, Chief Executive Officer and Principal                Accounting Officer.